UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2005

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 12, 2005, the Board of Directors of AMERIGROUP Corporation (the "Company") approved the 2005 Equity Incentive Plan (the "2005 Equity Plan"), and recommended its approval by the Company’s stockholders at the Company’s Annual Meeting on May 11, 2005.

Under the terms of the 2005 Equity Plan, the Compensation Committee of the Board of Directors is authorized to grant equity awards to employees and Directors in the form of (i) stock options, including incentive stock options ("ISOs") and nonqualified stock options ("NSOs"), (ii) restricted stock, (iii) restricted stock units, (iv) stock appreciation rights, (v) stock bonuses, and (vi) other stock-based awards.

In the event that the 2005 Equity Plan is adopted and approved by the Company’s stockholders, each equity grant made pursuant to the 2005 Equity Plan will be evidenced by an agreement between the Company and the person named therein.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the 2005 Equity Plan. The above description is qualified in its entirety by reference to the forms of agreement that the Company intends to use to grant ISOs, NSOs, restricted stock and stock appreciation rights, which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Form 8-K. A more complete description of the 2005 Equity Plan can be found in our proxy statement filed on April 4, 2005. A copy of the 2005 Equity Plan is attached thereto as Exhibit A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

May 9, 2005	By:	E. Paul Dunn, Jr.

Name: E. Paul Dunn, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Incentive Stock Option Agreement
10.2	Form of Nonqualified Stock Option Agreement
10.3	Form of Restricted Stock Option Agreement
10.4	Form of Stock Appreication Right Agreement